Exhibit 99.1

Eliem Therapeutics Reports Second Quarter Financial Results

Eliem completed the acquisition of Tenet Medicines and concurrent $120 million private placement

Eliem to host an Investor Day later in the year to provide an overview of budoprutug (previously referred to as TNT119), pipeline expansion strategy and anticipated milestones

Cash and cash equivalents of approximately $220 million expected to fund operations into 2027, to enable the potential attainment of key clinical and development milestones for budoprutug

SEATTLE and CAMBRIDGE, UK, --(GLOBE NEWSWIRE) – August 14, 2024 – Eliem Therapeutics, Inc. (Nasdaq: ELYM) (“Eliem” or the “Company”), today reported financial results for the quarter ended June 30, 2024 and provided a business update.

“Following the close of the Tenet Medicines acquisition and the concurrent financing, we believe Eliem is well-positioned as we transition to becoming a leading development stage immunology company,” said Dr. Aoife Brennan, CEO of Eliem. “Our lead product candidate, budoprutug, is an anti-CD19-targeted monoclonal antibody that we plan to develop for a range of immune-mediated diseases, where patients are currently underserved and in which we believe CD19-targeted approaches have clear biological rationale. We look forward to sharing a comprehensive update on our corporate and budoprutug development strategy at an upcoming Investor Day that we plan to host later this year.”

Business Updates

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In June 2024, Eliem completed the acquisition of Tenet Medicines, shifting the Company’s focus to developing therapeutics for autoimmune-driven inflammatory diseases, including advancing budoprutug, an anti-CD19 antibody designed for a broad range of autoimmune diseases, including systemic lupus erythematosus and lupus nephritis, immune thrombocytopenia and membranous nephropathy.
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In June 2024, concurrent with the closing of the Tenet Medicines acquisition, Eliem completed a $120 million private placement of its common stock with a syndicate of new and existing institutional life science investors. As of June 30, 2024, Eliem had total cash and cash equivalents of $223.1 million which Eliem expects will be sufficient to fund its planned operations into 2027 and to enable the potential attainment of key clinical and development milestones for budoprutug.
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In June 2024, Eliem announced additions to its executive leadership team with the appointment of Aoife Brennan, M.B., Ch.B., as President and Chief Executive Officer and Jan Hillson, M.D., as Senior Clinical Advisor. In addition, Dr. Aoife Brennan and Dr. Stephen Thomas, Tenet Medicine’s CEO prior to closing of the acquisition, both joined Eliem’s Board of Directors.
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Aoife Brennan, M.B., Ch.B.: Dr. Brennan brings to Eliem over 20 years of experience leading drug development organizations across a range of stages and therapeutic areas having most recently served as the President and Chief Executive Officer of Synlogic, a clinical stage biotechnology company developing treatments for rare metabolic diseases based on synthetic biology.
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Jan Hillson, M.D.: Dr. Hillson is a rheumatologist and clinical immunologist with 20 years of experience in academic research, patient care and teaching, and more than 15 years of experience in the biotech industry spanning translational, preclinical, early and late clinical development.
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In June 2024, Eliem was added to the Russell 2000® Index and the broad market Russell 3000® Index as part of the annual reconstitution of the Russell stock indexes. The Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies.

Exhibit 99.1

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Eliem plans to host an Investor Day later this year to provide a comprehensive update on its corporate and budoprutug development strategy.

Financial Results for the Three and Six Months Ended June 30, 2024

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Cash Position: Cash and cash equivalents were $223.1 million as of June 30, 2024, as compared to cash, cash equivalents, and marketable securities of $106.8 million as of December 31, 2023.
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Acquired In-Process Research and Development expense: Acquired in-process research and development expense was $51.7 million for the three and six months ended June 30, 2024 resulting from the Company’s acquisition of Tenet Medicines.
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Research and Development (R&D) expenses: R&D expenses were $1.0 million for the three months ended June 30, 2024, compared to $3.7 million for the same period in 2023 and $2.1 million for the six months ended June 30, 2024, compared to $9.4 million for the same period in 2023.
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General and Administrative (G&A) expenses: G&A expenses were $3.7 million for the three months ended June 30, 2024, compared to $3.0 million and for the same period in 2023 and $5.6 million for the six months ended June 30, 2024, compared to $20.7 million for the same period in 2023.
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Other income, net: Other income, net was $1.5 million for the three months ended June 30, 2024, compared to $1.5 million for the same period in 2023 and $2.8 million for the six months ended June 30, 2024, compared to $2.6 million for the same period in 2023.
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Net loss:
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Net loss was $54.9 million for the three months ended June 30, 2024, compared to $5.2 million for the same period in 2023 and $56.6 million for the six months ended June 30, 2024, compared to $27.5 million for the same period in 2023.
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Net loss for the six months ending June 30, 2023 included restructuring costs of $16.5 million, of which $1.8 million was included in R&D expenses and $14.7 million in G&A expenses.

About Eliem Therapeutics, Inc.

Eliem Therapeutics is focused on developing therapeutics for autoimmune-driven inflammatory diseases, including advancing budoprutug, an anti-CD19 antibody designed for a broad range of autoimmune diseases, including systemic lupus erythematosus, lupus nephritis, immune thrombocytopenia and membranous nephropathy. For more information, please visit

https://eliemtx.com/

Exhibit 99.1

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding: future expectations, plans and prospects for Eliem; the anticipated benefits of the acquisition of Tenet Medicines, Inc.; the strategy, anticipated milestones and key inflection points of Eliem; the anticipated use of proceeds of the private placement; Eliem’s anticipated cash runway; Eliem’s budoprutug product candidate, including expectations regarding budoprutug’s therapeutic benefits, clinical potential and clinical development, and anticipated timelines for initiating clinical trials of budoprutug; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “will,” “working” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. Eliem may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, important risks and uncertainties associated with: the ability of the Eliem to timely and successfully achieve or recognize the anticipated benefits of the acquisition; the outcome of any legal proceedings that are instituted against Eliem relating to the acquisition; changes in applicable laws or regulation; the possibility that Eliem may be adversely affected by other economic, business and/or competitive factors; Eliem’s ability to advance budoprutug and/or its other product candidates on the timelines expected or at all and to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities; obtaining and maintaining the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring board; replicating in clinical trials positive results found in early-stage clinical trials of budoprutug; competing successfully with other companies that are seeking to develop treatments for systemic lupus erythematosus and lupus nephritis, immune thrombocytopenia and membranous nephropathy and other autoimmune driven inflammatory diseases; maintaining or protecting intellectual property rights related to budoprutug and/or its other product candidates; managing expenses; raising the substantial additional capital needed, on the timeline necessary, to continue development of budoprutug and other product candidates Eliem may develop; and achieving Eliem’s other business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eliem’s actual results to differ materially from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in Eliem’s most recent filings with the SEC. In addition, the forward-looking statements included in this press release represent Eliem’s views as of the date hereof and should not be relied upon as representing Eliem’s views as of any date subsequent to the date hereof. Eliem anticipates that subsequent events and developments will cause Eliem’s views to change. However, while Eliem may elect to update these forward-looking statements at some point in the future, Eliem specifically disclaims any obligation to do so, except as required by law.

Investors

Chris Brinzey

ICR Westwicke

chris.brinzey@westwicke.com

339-970-2843

Exhibit 99.1

Eliem Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	June 30, 2024	December 31, 2023
Assets
Cash, cash equivalents, and marketable securities	$223,140	$106,798
Other assets	2,878	3,671
Total assets	$226,018	$110,469
Liabilities and stockholders’ equity
Liabilities	3,741	2,870
Total stockholders’ equity	222,277	107,599
Total liabilities and stockholders’ equity	$226,018	$110,469

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses:
Acquired in-process research and development, related party	$51,659	$—	$51,659	$—
Research and development	1,046	3,688	2,137	9,408
General and administrative	3,667	3,026	5,581	20,744
Total operating expenses	56,372	6,714	59,377	30,152
Loss from operations	(56,372)	(6,714)	(59,377)	(30,152)
Other income, net	1,483	1,494	2,791	2,642
Net loss	$(54,889)	$(5,220)	$(56,586)	$(27,510)
Net loss per share, basic and diluted	$(1.81)	$(0.19)	$(1.95)	$(1.03)